                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

Following is a list of the Company's subsidiaries:

                                          Organized       Percent of
                                          Under           Voting Securities
Name                                      the Laws of     Owned by Registrant
----                                      -----------     -------------------

1240 Campbell Corp. (formerly Intelect
    Network Technologies Company)         Nevada          100%
Intelect Visual Communications Corp.      Delaware        100%
DNA Enterprises, Inc.                     Texas           100%
TeraForce Ventures, Inc.                  Delaware        100%
Centauri Netsystems Corporation           Delaware        100%
Aegean Networks, Incorporated             Delaware        100%
DNA Computing Solutions, Inc.             Delaware        100%
Intelect Technologies, Inc.               Delaware         33%